Exhibit 10.1

Execution Version

INCREMENTAL JOINDER AGREEMENT

INCREMENTAL JOINDER AGREEMENT, dated as of April 28, 2015 (this “Agreement”), by and among the Incremental Lenders (as defined below) party hereto, Microsemi Corporation, a Delaware corporation (the “Borrower”), and Bank of America, N.A., as Administrative Agent, Collateral Agent, Issuing Lender and Swingline Lender.

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of October 13, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders or other financial institutions or entities from time to time party thereto and Bank of America, N.A., as Administrative Agent and Collateral Agent (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement);

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish incremental term loans and/or revolving commitments by, among other things, entering into one or more Increase Term Joinders and/or Increase Revolving Joinders with Incremental Lenders, as applicable;

WHEREAS, pursuant to the Vitesse Acquisition Agreement, the Borrower intends, directly or indirectly, to acquire Vitesse;

WHEREAS, in connection with the foregoing it is intended that the Borrower will (i) obtain $325 million of incremental term loan commitments (the “Incremental Term Loan Commitments”, and the loans thereunder, the “Incremental Term Loans”) pursuant to the terms of this Agreement from the applicable Incremental Lenders (each, an “Incremental Term Loan Lender”), and (ii) obtain $225 million of new incremental revolving commitments (the “Incremental Revolving Commitments”, and, together with the Incremental Term Loan Commitments, the “Incremental Commitments”, and the loans thereunder, the “Incremental Revolving Loans”, and, together with the Incremental Term Loans, the “Incremental Loans”) pursuant to the terms of this Agreement from the applicable Incremental Lenders (each, an “Incremental Revolving Lender”, and, together with the Incremental Term Loan Lenders, the “Incremental Lenders”) (collectively, the “Incremental Facilities”), in each case, in order to finance all or a portion of the consideration for the Vitesse Acquisition and for general corporate purposes (the transactions set forth above, the “Transactions”);

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Each Incremental Term Loan Lender party hereto hereby severally and not jointly agrees to commit to provide its respective Incremental Term Loan Commitment as set forth on Schedule A-1 annexed hereto, on the terms and subject solely to the conditions set forth in Section 17 below, to make Incremental Term Loans on the Effective Date (as defined below) to the Borrower in an aggregate principal amount not to exceed such Incremental Term Loan Commitment. Each Incremental Revolving Lender party hereto hereby severally and not jointly agrees to commit to provide its respective Incremental Revolving Commitment as set forth on Schedule A-2 annexed hereto, on the terms and subject solely to the conditions set forth in Section 17 below on the Effective Date to the Borrower in an aggregate principal amount not to exceed such Incremental Revolving Commitment.

Each Incremental Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents and the exhibits thereto, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, any other Incremental Lender or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent or the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as an Incremental Term Loan Lender or an Incremental Revolving Lender, as the case may be.

Each Incremental Lender hereby agrees that its respective Incremental Term Loan Commitment and/or Incremental Revolving Commitments, as the case may be, will be made on the following terms and conditions:

1. Initial Drawing and Availability. The Incremental Term Loans shall be denominated in Dollars and shall be made in a single drawing on the Effective Date. Each Incremental Revolving Lender severally agrees to make Incremental Revolving Loans to the Borrower from time to time in accordance with, and subject to, the terms and conditions set forth in the Credit Agreement.

2. Defined Terms. Section 1.1 of the Credit Agreement shall be deemed to including the following defined terms:

“2015 Incremental Joinder Agreement”: that certain Incremental Joinder Agreement dated as of April 28, 2015, by and among the Borrower, the incremental lenders party thereto and the Administrative Agent, the Issuing Lender and the Swingline Lender.

“2015 Incremental Revolving Commitment”: as to any Lender, the obligation of such Lender, if any, to make 2015 Incremental Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth on Schedule A-2 to the 2015 Incremental Joinder Agreement or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the 2015 Incremental Revolving Commitments as of the effective date of the 2015 Incremental Joinder Agreement is $225,000,000.

“2015 Incremental Revolving Facility”: that certain incremental revolving facility established pursuant to the 2015 Incremental Joinder Agreement.

“2015 Incremental Revolving Loans”: the incremental revolving loans made pursuant to the 2015 Incremental Revolving Commitments.

“2015 Incremental Term Loan Commitment”: as to any Lender, the obligation of such Lender, if any, to make a 2015 Incremental Term Loan to the Borrower pursuant to the terms of the 2015 Incremental Joinder Agreement in a principal amount not to exceed the amount set forth on Schedule A-1 to the 2015 Incremental Joinder Agreement or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the 2015 Incremental Term Loan Commitments as of the effective date of the 2015 Incremental Joinder Agreement is $325,000,000.

“2015 Incremental Term Loans”: the incremental term loans made pursuant to the 2015 Incremental Joinder Agreement and to 2015 Incremental Term Loan Commitments.

“2015 Incremental Term Loan Facility”: that certain incremental term loan facility established pursuant to the 2015 Incremental Joinder Agreement.

“Majority 2015 Incremental Facility Lenders”: the holders of more than 50% of the sum of (a) the aggregate unpaid principal amount of the outstanding 2015 Incremental Term Loans plus the aggregate principal amount of 2015 Incremental Term Loan Commitments and (b) the 2015 Incremental Revolving Commitments then in effect or, if the 2015 Incremental Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding under the 2015 Incremental Revolving Facility.

3. Applicable Margin; Commitment Fee Rate; Interest Periods. The Initial Commitment Fee Rate with respect to the Incremental Revolving Commitments shall be 0.35% per annum and the Initial Applicable Margin for the Incremental Term Loans, the Incremental Revolving Loans and Swingline Loans shall mean, as of any date of determination, the applicable percentage per annum as set forth below;

	Eurodollar Loans	Base Rate Loans
Incremental Term Loans	2.00%	1.00%
Incremental Revolving Loans and Swingline Loans	2.00%	1.00%

; provided, that, on and after the first Adjustment Date occurring after the completion of one full fiscal quarter of the Borrower after the Effective Date, the Applicable Margin with respect to Incremental Term Loans, Incremental Revolving Loans and Swingline Loans and the Commitment Fee Rate with respect to the Incremental Revolving Commitments will be determined pursuant to the following Pricing Grid:

Pricing Level	Applicable Margin for Eurodollar Loans	Applicable Margin for Base Rate Loans	Commitment Fee Rate
I	2.00%	1.00%	0.35%
II	1.75%	0.75%	0.30%
III	1.50%	0.50%	0.25%

So long as no Default or Event of Default has occurred and is continuing, the Applicable Margin for the Incremental Term Loans, Incremental Revolving Loans and Swingline Loans and the Commitment Fee Rate with respect to the Incremental Revolving Commitments shall be adjusted, on and after the first Adjustment Date occurring after the completion of the first full fiscal quarter of the Borrower after the Effective Date, based on changes in the Consolidated Leverage Ratio, with such adjustments to become effective on the date (the “Adjustment Date”) that is three Business Days after the date on which the relevant financial statements are delivered to the Lenders pursuant to Section 7.1 of the Credit Agreement and to remain in effect until the next adjustment to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 7.1 of the Credit Agreement, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the Pricing Grid shall apply. On each Adjustment Date, the Applicable Margin for the Incremental Term Loans, Incremental Revolving Loans and Swingline Loans and the Commitment Fee Rate with respect to the Incremental Revolving Commitments shall be adjusted to be equal to the Applicable Margins or Commitment Fee Rate opposite the pricing level determined to exist on such Adjustment Date from the financial statements relating to such Adjustment Date.

As used herein, the following rules shall govern the determination of Pricing Levels on each Adjustment Date:

“Pricing Level I” shall exist on an Adjustment Date if the Consolidated Leverage Ratio for the relevant period is greater than or equal to 3.00 to 1.00.

“Pricing Level II” shall exist on an Adjustment Date if the Consolidated Leverage Ratio for the relevant period is less than 3.00 to 1.00 but greater than or equal to 2.00 to 1.00.

“Pricing Level III” shall exist on an Adjustment Date if the Consolidated Leverage Ratio for the relevant period is less than 2.00 to 1.00.

Notwithstanding any of the other terms herein or in the Credit Agreement, clause (a) of the definition of “Eurodollar Rate” shall not apply to the Incremental Term Loans.

The definitions of “Applicable Margin” and “Pricing Grid” set forth in the Credit Agreement shall not apply to the Incremental Facilities provided hereunder, and are considered amended and restated with respect to the Incremental Facilities.

For the avoidance of doubt, the “most favored nation” provisions set forth in Sections 2.4(c)(iv) and 3.16(c)(iii) of the Credit Agreement shall not apply to the 2015 Incremental Term Loans or 2015 Incremental Revolving Loans, respectively.

Solely with respect to the 2015 Incremental Term Loans and 2015 Incremental Revolving Loans, as to any Eurodollar Loan, the definition of “Interest Period” in the Credit Agreement is amended to permit the Borrower to select a period of one week.

4. Principal Payments. The Borrower shall make principal payments on the Incremental Term Loans on each Quarterly Payment Date occurring after the Effective Date (beginning with the quarter ending September 30, 2015) in an amount equal to 2.5% of the aggregate principal amount of the Incremental Term Loans made on the Effective Date (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 4.8 of the Credit Agreement or as designated by the Borrower in accordance with Section 4.1 of the Credit Agreement). Any remaining outstanding amount of Incremental Term Loans shall be repaid in full on the Incremental Maturity Date (as defined below).

5. Maturity Date. The Incremental Loans and Incremental Revolving Commitments shall mature on August 19, 2019 (the “Incremental Maturity Date”).

6. L/C Commitment and Swingline Commitment. Notwithstanding any of the other terms in the Credit Agreement, (a) the L/C Commitment under the Incremental Revolving Facility shall be $50,000,000 and (b) the Swingline Commitment under the Incremental Revolving Facility shall be $25,000,000.

7. Negative Covenants. The negative covenants in the Credit Agreement shall apply to the Incremental Loans; provided that clause (d) of the definition of Permitted Acquisition is amended and restated as follows:

(d) unless the Majority 2015 Incremental Facility Lenders otherwise agree, the Borrower and its Subsidiaries shall be in compliance with the Financial Covenants on a pro forma basis after giving effect to such acquisition as if such acquisition had occurred on the first day of the most recent period of four (4) consecutive fiscal quarters in respect of which the Consolidated Leverage Ratio has been tested in accordance with Section 8.1(a);

8. Financial Condition Covenants. The Incremental Facilities shall have the benefit of the following financial covenants, which shall amend and replace the financial covenants set forth in Section 8.1 of the Credit Agreement (and all references to such section in the Credit Agreement shall refer to the following financial covenants):

(a) Consolidated Leverage Ratio. Without the written consent of the Majority 2015 Incremental Facility Lenders, the Borrower shall not permit the Consolidated Leverage Ratio as of the last day of any period of four (4) consecutive fiscal quarters of the Borrower (i) ending on or prior to September 30, 2016, to exceed 4.00 to 1.00, (ii) ending after September 30, 2016 and on or prior to September 30, 2017, to exceed 3.75 to 1.00, (iii) ending after September 30, 2017 and on or prior to September 30, 2018, to exceed 3.50 to 1.00 and (iv) thereafter, 3.25 to 1.00; provided that the Borrower shall be permitted one time at the Borrower’s election (upon written notice to the Administrative Agent) during the term of the Incremental Facilities, solely in connection with a Permitted Acquisition with cash (or Cash-Equivalent) consideration in excess of $50,000,000, to increase the maximum Consolidated Leverage levels set forth above by 0.50x for the next four test periods following the closing date of such acquisition (stepping down by 0.25x on an annual basis following the completion of such four test periods (to no less than 3.25 to 1.00)); provided, further, that in no event shall such Consolidated Leverage Ratio level be set above (i) on or prior to March 31, 2018, 4.00 to 1.00, (ii) after March 31, 2018 but on or prior to March 31, 2019, 3.75 to 1.00, and (iii) after March 31, 2019, 3.25 to 1.00.

(b) Consolidated Fixed Charge Coverage Ratio. Without the written consent of the Majority 2015 Incremental Facility Lenders, permit the Consolidated Fixed Charge Coverage Ratio for any period of four (4) consecutive fiscal quarters of the Borrower to be less than 1.25 to 1.00.

9. Upfront Fees. The Borrower shall pay to each Incremental Lender an upfront fee equal to the percentage of the aggregate principal amount of such Incremental Lender’s Incremental Commitments on the Effective Date as set forth in the table below:

Aggregate Incremental Commitments	Upfront Fee
≥ $75,000,000	37.5 basis points
≥ $50,000,000 < $75,000,000	30.0 basis points
≥ $25,000,000 < $50,000,000	25.0 basis points
≥ $15,000,000 < $25,000,000	15.0 basis points
< $15,000,000	1.0 basis point per $1,000,000 of commitments

10. Representations and Warranties. The Borrower hereby represents and warrants that this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except that the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity.

11. Events of Default. Section 9.1(c) of the Credit Agreement is amended and restated as follows:

(c) any Loan Party shall default in the observance or performance of any agreement contained in Section 3.15(c)(ii), Section 7.1, clause (i) or (ii) of Section 7.4(a) (with respect to the Borrower only), Section 7.7(a) or Section 8 of this Agreement; provided that an Event of Default under this clause (c) as a result of a breach of any Financial Covenant (any such Event of Default, a “Financial Covenant Event of Default”) shall not constitute an Event of Default for purposes of any Term Loan (other than the 2015 Incremental Term Loans) unless and until the Majority 2015 Incremental Facility Lenders have declared all outstanding Obligations under the 2015 Incremental Revolving Facility and the 2015 Incremental Term Loans to be immediately due and payable in accordance with Section 9.2, and such declaration has not been rescinded on or before such date; or

Section 9.2(b) of the Credit Agreement is amended and restated as follows:

(b) Upon the occurrence and during the continuation of a Financial Covenant Event of Default that is unwaived, the Majority 2015 Incremental Facility Lenders may, immediately upon such breach (i) declare that such breach constitutes an Event of Default for Section 6.2 and (ii) either (x) terminate the 2015 Incremental Revolving Commitments or the 2015 Incremental Term Loan Commitments and/or (y) take the actions specified in Section 9.2(a) in respect of the 2015 Incremental Revolving Commitments, the Revolving Loans, the L/C Obligations, the 2015 Incremental Term Loan Commitments and the 2015 Incremental Term Loans. In respect of a Financial Covenant Event of Default that is continuing, the Required Lenders may take the actions specified in Section 9.2(a) on the date that the Majority 2015 Incremental Facility Lenders terminate the 2015 Incremental Revolving Commitments or accelerate all Obligations in respect of the 2015 Incremental Revolving Facility and the 2015 Incremental Term Loan Facility; provided however, that the Required Lenders may not take such actions if either (1) all Obligations under the 2015 Incremental Revolving Facility and the 2015 Incremental Term Loan Facility have been repaid in full (other than

Unasserted Contingent Obligations) and the 2015 Incremental Revolving Commitments and the 2015 Incremental Term Loan Commitments have been terminated or (2) the Financial Covenant Event of Default has been waived by the Majority 2015 Incremental Facility Lenders.

12. Amendments and Waivers. Clause (xiv) of Section 11.1 of the Credit Agreement is amended and restated as follows:

(xiv) amend, modify or waive any provision of Section 8.1 (and related definitions as used in such Section, but not as used in other Sections of this Agreement) or Section 9.2(b) without the written consent of the Majority 2015 Incremental Facility Lenders, and, notwithstanding anything to the contrary set forth in this Section 11.1, only the written consent of such Lenders shall be necessary to permit any such amendment, modification or waiver.

13. Terms Generally. Other than as set forth herein, for all purposes under the Credit Agreement and the other Loan Documents, (i) the Incremental Term Loans shall have the same terms as the New Term Loans, (ii) the Incremental Revolving Loans shall have the same terms as the existing Revolving Loans and (iii) Swingline Loans made under the Incremental Revolving Commitments shall have the same terms as the existing Swingline Loans.

14. Proposed Borrowing. This Agreement represents a request by the Borrower to borrow Incremental Term Loans from the Incremental Term Loan Lenders as set forth on the applicable Committed Loan Notice to be delivered by the Borrower under the Credit Agreement (it being understood that for the avoidance of doubt that any Committed Loan Notice related to borrowings of Incremental Term Loans or Revolving Loans on the Effective Date shall by subject to revocation by the Borrower prior to the funding of such borrowings by the applicable Lenders and the Borrower shall reimburse the applicable Lenders for any costs incurred by such Lenders relating to such revocation pursuant to the terms of Section 4.11 of the Credit Agreement and such section is incorporated by reference herein mutatis mutandis).

15. Incremental Lenders. To the extent not already a Lender, each Incremental Lender acknowledges and agrees that upon its execution of this Agreement such Incremental Lender shall become a “Lender” (and (i) with respect to Incremental Term Loan Lenders, a “Term Lender” and (ii) with respect to Incremental Revolving Lenders, a “Revolving Lender”) under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender (and Term Lender and Revolving Lender, as applicable) thereunder.

16. Credit Agreement Governs. Except as set forth in this Agreement, the Incremental Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Loan Documents.

17. Effective Date Conditions. The obligation of each Incremental Lender to provide an Incremental Commitment or make an Incremental Loan is subject solely to the satisfaction or waiver of the conditions set forth on Schedule B hereto (the date such conditions are satisfied, the “Effective Date”).

18. Notice. For purposes of the Credit Agreement, the initial notice address of each Incremental Lender shall be as separately identified to the Administrative Agent.

19. Tax Forms. For each relevant Incremental Lender, delivered herewith to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Incremental Lender may be required to deliver to the Administrative Agent pursuant to Section 4.10 of the Credit Agreement.

20. Recordation of the Incremental Loans. Upon execution and delivery hereof, the Administrative Agent will record the Incremental Commitments and Incremental Loans made by each Incremental Lender in the Register.

21. Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

22. Entire Agreement. This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

23. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

24. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

25. Counterparts. This Agreement may be executed in counterparts (including by facsimile or other electronic transmission), each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

26. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS AGREEMENT LETTER OR THE PERFORMANCE OF SERVICES HEREUNDER.

27. Loan Document. On and after the Effective Date, this Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents (it being understood that for the avoidance of doubt this Agreement may be amended or waived solely by the parties hereto as set forth in Section 21 above).

28. Effect of Joinder; No Novation. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Issuing Lender, the Collateral Agent or the Administrative Agent under any Loan Documents, and, except as set forth in this Agreement and the other Loan Documents, shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in any Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

29. Appointments. Each of Bank of America, N.A. and Bank of Montreal are hereby appointed as joint lead arrangers and joint bookrunners for each of the 2015 Incremental Term Loan Facility and the 2015 Incremental Revolving Facility. Bank of Montreal is hereby appointed as syndication agent for each of the 2015 Incremental Term Loan Facility and the 2015 Incremental Revolving Facility. Each of The Bank of Tokyo-Mitsubishi UFJ, Ltd., BBVA Compass Bank, Royal Bank of Canada, SunTrust Bank, HSBC Bank USA, National Association and Morgan Stanley Bank, N.A. are hereby appointed co-documentation agents for each of the 2015 Incremental Term Loan Facility and the 2015 Incremental Revolving Facility.

[signature pages to follow]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

MICROSEMI CORPORATION

By:	/s/ John W. Hohener
Name: John W. Hohener
Title: Executive Vice President, Chief Financial
Officer, Treasurer and Secretary

[Signature Page to Joinder Agreement]

BANK OF AMERICA, N.A., as Incremental Term Loan Lender and Incremental Revolving Lender

By:	/s/ Marissa P. Roarty
Name: Marissa P. Roarty
Title: SVP

[Signature Page to Joinder Agreement]

Bank of Montreal, as Incremental Term Loan Lender and Incremental Revolving Lender

By:	/s/ Joan Spiotto Murphy
Name: Joan Spiotto Murphy
Title: Director

[Signature Page to Joinder Agreement]

The Bank of Tokyo Mitsubishi UFJ, Ltd., as Incremental Term Loan Lender and Incremental Revolving Lender

By:	/s/ Lillian Kim
Name: Lillian Kim
Title: Director

[Signature Page to Joinder Agreement]

Compass Bank, as Incremental Term Loan Lender and Incremental Revolving Lender

By:	/s/ Daniel Morihiro
Name: Daniel Morihiro
Title: Senior Vice President

[Signature Page to Joinder Agreement]

ROYAL BANK OF CANADA, as Incremental Term Loan Lender and Incremental Revolving Lender

By:	/s/ Sheldon Pinto
Name: Sheldon Pinto
Title: Authorized Signatory

[Signature Page to Joinder Agreement]

SunTrust Bank, as Incremental Term Loan Lender and Incremental Revolving Lender

By:	/s/ Min Park
Name: Min Park
Title: Vice President

[Signature Page to Joinder Agreement]

HSBC Bank, N.A., as Incremental Term Loan Lender and Incremental Revolving Lender

By:	/s/ Jean Frammolino
Name:
Title:

[Signature Page to Joinder Agreement]

Morgan Stanley Bank, N.A., as Incremental Term Loan Lender and Incremental Revolving Lender

By:	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

[Signature Page to Joinder Agreement]

Citizens Bank, N.A., as Incremental Term Loan Lender and Incremental Revolving Lender

By:	/s/ Andrew J. Meara
Name: Andrew J. Meara
Title: Senior Vice President

[Signature Page to Joinder Agreement]

Fifth Third Bank, as Incremental Term Loan Lender and Incremental Revolving Lender

By:	/s/ Glen Mastey
Name: Glen Mastey
Title: Managing Director

[Signature Page to Joinder Agreement]

PNC Bank National Association, as Incremental Term Loan Lender and Incremental Revolving Lender

By:	/s/ Matthew D. Meister
Name: Matthew D. Meister
Title: Vice President

[Signature Page to Joinder Agreement]

Mizuho Bank, Ltd., as Incremental Term Loan Lender and Incremental Revolving Lender

By:	/s/ James R. Fayen
Name: James R. Fayen
Title: Deputy General Manager

[Signature Page to Joinder Agreement]

Stifel Bank & Trust, as Incremental Term Loan Lender and Incremental Revolving Lender

By:	/s/ John H. Phillips
Name: John H. Phillips
Title: Executive Vice President

[Signature Page to Joinder Agreement]

First Bank, a Missouri State Chartered Bank as Incremental Term Loan Lender and Incremental Revolving Lender

By:	/s/ Richard A. Sutton
Name: Richard A. Sutton
Title: Senior Vice President

[Signature Page to Joinder Agreement]

City National Bank, as Incremental Term Loan Lender and Incremental Revolving Lender

By:	/s/ Diane Morgan
Name: Diane Morgan
Title: Vice President

[Signature Page to Joinder Agreement]

Manufacturers Bank, as Incremental Term Loan Lender and Incremental Revolving Lender

By:	/s/ Sandy Lee
Name: Sandy Lee
Title: Vice President

[Signature Page to Joinder Agreement]

Banco de Sabadell, S.A. Miami Branch, as Incremental Term Loan Lender and Incremental Revolving Lender

By:	/s/ Maurici Lladó
Name: Maurici Lladó
Title: Executive Director, Corporate &
Investment Banking Americas

[Signature Page to Joinder Agreement]

Mercantil Commercebank N.A., as Incremental Term Loan Lender and Incremental Revolving Lender

By:	/s/ John Viault
Name: John Viault
Title: Vice President

By:	/s/ Carlos Iafigliola
Name: Carlos Iafigliola
Title: Senior Vice President

[Signature Page to Joinder Agreement]

Consented to by:

BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, Issuing Lender and Swingline Lender

By:	/s/ Marissa P. Roarty
Name: Marissa P. Roarty
Title: SVP

[Signature Page to Joinder Agreement]

SCHEDULE A-1

TO JOINDER AGREEMENT

Incremental Term Loan Commitments

Name of Incremental Term Loan Lender	Incremental Term Loan Commitment Amount
BANK OF AMERICA, N.A.	$44,318,181.83
BANK OF MONTREAL	$41,363,636.36
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.	$35,454,545.45
BBVA COMPASS BANK	$32,500,000.00
ROYAL BANK OF CANADA	$32,500,000.00
SUNTRUST BANK	$23,636,363.64
HSBC BANK USA, NATIONAL ASSOCIATION	$23,636,363.64
MORGAN STANLEY BANK, N.A.	$23,636,363.64
CITIZENS BANK	$11,818,181.82
FIFTH THIRD BANK	$11,818,181.82
PNC BANK, NATIONAL ASSOCIATION	$11,818,181.82
MIZUHO BANK LTD.	$11,818,181.82
STIFEL BANK & TRUST	$5,909,090.91
FIRST BANK	$2,954,545.45
CITY NATIONAL BANK	$2,954,545.45
MANUFACTURERS BANK	$2,954,545.45
BANCO SABADELL	$2,954,545.45
MERCANTIL COMMERCEBANK N.A.	$2,954,545.45

Total:	$325,000,000

SCHEDULE A-2

TO JOINDER AGREEMENT

Incremental Revolving Commitments

Name of Incremental Revolving Lender	Incremental Revolving Commitment Amount
BANK OF AMERICA, N.A.	$30,681,818.17
BANK OF MONTREAL	$28,636,363.64
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.	$24,545,454.55
BBVA COMPASS BANK	$22,500,000.00
ROYAL BANK OF CANADA	$22,500,000.00
SUNTRUST BANK	$16,363,636.36
HSBC BANK USA, NATIONAL ASSOCIATION	$16,363,636.36
MORGAN STANLEY BANK, N.A.	$16,363,636.36
CITIZENS BANK	$8,181,818.18
FIFTH THIRD BANK	$8,181,818.18
PNC BANK, NATIONAL ASSOCIATION	$8,181,818.18
MIZUHO BANK LTD.	$8,181,818.18
STIFEL BANK & TRUST	$4,090,909.09
FIRST BANK	$2,045,454.55
CITY NATIONAL BANK	$2,045,454.55
MANUFACTURERS BANK	$2,045,454.55
BANCO SABADELL	$2,045,454.55
MERCANTIL COMMERCEBANK N.A.	$2,045,454.55

Total:	$225,000,000

SCHEDULE B

TO JOINDER AGREEMENT

Conditions to Effective Date

1. Vitesse Acquisition. The Vitesse Acquisition shall have been or, substantially concurrently with the initial making of the Incremental Commitments and borrowing of Incremental Term Loans shall be, consummated in all material respects in accordance with the terms of the Vitesse Acquisition Agreement, without giving effect to any modifications, amendments or express waivers thereto that are materially adverse to the Incremental Lenders without the consent of Merrill Lynch, Pierce, Fenner & Smith (the “Lead Arranger”) (not to be unreasonably withheld, delayed or conditioned) (it being understood and agreed that any reduction in the purchase price shall not be deemed to be materially adverse to the Incremental Lenders but any such reduction in excess of $25,000,000 shall be allocated dollar-for-dollar to reduce the Incremental Term Loans).

2. No Material Adverse Effect. With respect to Vitesse and its subsidiaries, no Effect (as defined in the Vitesse Acquisition Agreement in effect as of the date hereof), since the date of the Vitesse Acquisition Agreement shall have occurred that has had, or is reasonably likely to have, a Material Adverse Effect (as defined in the Vitesse Acquisition Agreement in effect as of the date hereof), which Effect is continuing.

3. Solvency Certificate. On the Effective Date, the Lead Arranger shall have received a certificate substantially in the form of Exhibit J to the Credit Agreement from the Chief Financial Officer of the Borrower.

4. Legal Opinion; Collateral. The Lead Arranger and the Administrative Agent shall have received (a) customary opinions of counsel to the Borrower and the Subsidiary Guarantors (which shall cover, among other things, authority, legality, validity, binding effect and enforceability of the documents for the Incremental Facilities and the continued perfection of the liens granted thereunder on the Collateral) and such customary corporate resolutions, certificates, borrowing notices and other closing documents and (b) satisfactory evidence that the Administrative Agent (on behalf of the Lenders) shall have a valid and perfected first priority lien and security interest in the Capital Stock of Microsemi Communications, Inc. (as survivor by merger with Vitesse Merger Sub) substantially concurrently with the Vitesse Merger and in the other Collateral (it being understood that the Borrower shall cause Vitesse and its Subsidiaries (other than a Foreign Subsidiary or Immaterial Subsidiary) to create and perfect the Collateral of Vitesse and its Subsidiaries (other than a Foreign Subsidiary or Immaterial Subsidiary), in each case in accordance with Sections 7.10 and 7.11 of the Credit Agreement (but in any event shall occur within 30 days following the Effective Date or such later date as the Administrative Agent agrees in its sole discretion)); provided that to the extent any security interest in the intended Collateral of Vitesse and its subsidiaries is not provided on the Effective Date after the Borrower’s use of commercially reasonable efforts to do so, the provision of such perfected security interest(s) shall not constitute a condition precedent to the availability of the Incremental Facilities on the Effective Date but shall be required to be delivered pursuant to arrangements to be agreed between the Administrative Agent and the Borrower.

5. Financial Statements. The Lead Arranger shall have received (a) the consolidated balance sheet, the related consolidated statements of operations, cash flows and shareholders’ equity of the Borrower for the last three fiscal years ended at least 90 days prior to the Effective Date, accompanied by an unqualified report thereon of the Borrower’s auditors, (b) an unaudited balance sheet and related statements of operations and cash flows of the Borrower and related statements of operations and cash flows of the Borrower for the comparable periods of the prior fiscal year for each fiscal quarter of the Borrower (other than the fourth fiscal quarter) ended after the close of its most recent fiscal year and at least 45 days prior to the Effective Date, (c) the consolidated balance sheet, the related consolidated statements of operations, cash flows and shareholders’ equity of Vitesse and its subsidiaries for the last three fiscal years ended at least 90 days prior to the Effective Date, accompanied by an unqualified report thereon of Vitesse’s auditors, (d) an unaudited balance sheet and related statements of operations and cash flows of Vitesse and its subsidiaries and related statements of operations and cash flows of Vitesse and its subsidiaries for the comparable periods of the prior fiscal year for the fiscal quarter ended December 31, 2014 and each subsequent fiscal quarter of Vitesse (other than the fourth fiscal quarter) ended after the close of its most recent fiscal year and at least 45 days prior to the Effective Date and (e) a pro forma balance sheet and related statement of operations of the Borrower and its subsidiaries (including Vitesse and its subsidiaries) as of and for the twelve-month period ending with the latest quarterly or annual period of the Borrower covered by the financial statements set forth in clauses (a) and (b) above, in each case after giving effect to the Transaction, all of which financial statements shall be prepared in accordance with generally accepted accounting principles in the United States and comply with in all material respects the requirements of Regulation S-X under the Securities Act. The Lead Arranger hereby acknowledges receipt of the financial statements referred to in clauses (a) and (c) above and the financial statements for the fiscal quarter ended December 31, 2014 of the Borrower referred to in clause (b) above and of Vitesse and its subsidiaries referred to in clause (d) above.

6. Fees. All fees due to the Administrative Agent, the Lead Arranger and the Lenders on the Effective Date shall have been paid, and all expenses to be paid or reimbursed to the Administrative Agent and the Lead Arranger shall have been paid; provided, in each case, that such payment may be made from the proceeds of the initial funding under the Incremental Facilities on the Effective Date.

7. Notice. The Administrative Agent shall have received a notice (as described in Section 2.4(a) of the Credit Agreement and as required by Section 6.2(d) of the Credit Agreement) with respect to the Incremental Term Loans in accordance with the terms of the Credit Agreement.

8 Vitesse Existing Loan Agreement. An irrevocable notice under Vitesse’s existing loan agreement (the “Existing Credit Agreement”) to effect the repayment thereof no later than four (4) Business Days following the Effective Date or a payoff letter with respect to the Existing Credit Agreement in form and substance reasonably satisfactory to the Lead Arranger shall have been executed and delivered by Vitesse and the agent thereunder and a copy thereof shall have been delivered to the Lead Arranger substantially concurrently with the borrowing of the Incremental Term Loans. Following the date hereof, there shall have been no amendments to the Existing Credit Agreement that are materially adverse to the Lead Arranger without the consent of the Lead Arranger. After giving effect to the Vitesse Acquisition and the transactions contemplated thereby, the Vitesse and its subsidiaries shall have no outstanding indebtedness or preferred stock other than indebtedness permitted to be outstanding in accordance with the terms of the Vitesse Acquisition Agreement, existing capital leases, intercompany debt, purchase money debt and other exceptions to be reasonably agreed by Lead Arranger.

9. Patriot Act. The Borrower and each of the Subsidiary Guarantors and Vitesse and its subsidiaries shall have provided at least three business days prior to the Effective Date the documentation and other information to the Administrative Agent that are required by regulatory authorities under applicable “know-your-customer” rules and regulations, including the Patriot Act, that have been requested in writing by the Administrative Agent at least five business days prior to the Effective Date.

10. Loan Documents. The Administrative Agent shall have received this Agreement executed by the Borrower, each Incremental Lender and the Administrative Agent.

11. Closing Certificates. The Administrative Agent shall have received a certificate of each Loan Party dated the Effective Date, substantially in the form of Exhibit F to the Credit Agreement (with such modification as are appropriate to reflect the Incremental Commitments and Incremental Loans).

12. Representations. On the Effective Date, the Acquisition Agreement Representations (as defined below) and the Specified Representations (as defined bellow) shall be true and correct in all material respects (or if qualified by “materiality,” “material adverse effect” or similar language, in all respects (after giving effect to such qualification)).

“Acquisition Agreement Representations” shall mean the representations made by or with respect to Vitesse and its subsidiaries in the Vitesse Acquisition Agreement as are material to the interests of the Incremental Lenders, but only to the extent that the Borrower has the right to terminate its obligations under the Vitesse Acquisition Agreement, or to decline to consummate the Vitesse Acquisition pursuant to the Vitesse Acquisition Agreement, as a result of a breach of such representations in the Vitesse Acquisition Agreement.

“Specified Representations” shall mean the representations set forth in Sections 5.3 (Corporate Existence; Compliance with Law), 5.4 (Power; Authorization; Enforceable Obligations), 5.5 (No Legal Bar), 5.11 (Federal Regulations), 5.14 (Investment Company Act; Other Regulations), 5.19 (Security Documents), 5.20 (Solvency), 5.21 (Senior Indebtedness) and 5.23 (Anti-Terrorism Laws) of the Credit Agreement.

13. Termination of Existing Revolving Commitments. The Borrower shall have delivered to the Administrative Agent, at least three Business Days prior to the Effective Date, a notice terminating the existing Revolving Commitments under the Credit Agreement pursuant to Section 3.6 of the Credit Agreement.

14. Permitted Acquisition Conditions. The conditions set forth in the definition of Permitted Acquisition in the Credit Agreement with respect to the Vitesse Acquisition shall have been satisfied and the Lead Arranger and the Administrative Agent shall have received an officer’s certificate of a Responsible Officer of the Borrower certifying as to such satisfaction.

15. Incremental Conditions. The conditions set forth in Section 2.4(a) and 3.16(a) of the Credit Agreement with respect to the Incremental Commitments shall have been satisfied and the Lead Arranger and the Administrative Agent shall have received an officer’s certificate of a Responsible Officer of the Borrower certifying as to such satisfaction (it being understood that for the avoidance of doubt that any notice requesting the Incremental Commitments provided by the Borrower in accordance with such Sections shall by subject to revocation by the Borrower prior to the effectiveness of the Incremental Commitments).

16. No Legal Bar. No order, judgment or decree of any Governmental Authority shall purport to restrain any Lender from making any extension of credit to be made by it.

CONSENT AND CONFIRMATION

Dated as of April 28, 2015

Each of the undersigned hereby consents to the foregoing Agreement and hereby (a) confirms and agrees that notwithstanding the effectiveness of such Agreement, each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after effectiveness of such Agreement, each reference in the Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement as amended by the foregoing Agreement, (b) confirms and agrees that the pledge and security interest in the Collateral granted by it pursuant to the Security Documents to which it is a party shall continue in full force and effect, and (c) acknowledges and agrees that such pledge and security interest in the Collateral granted by it pursuant to such Security Documents shall continue to secure the Obligations, purported to be secured thereby, as amended or otherwise affected hereby.

THIS CONSENT AND CONFIRMATION AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. This Consent and Confirmation may be executed by one or more of the parties to this Consent and Confirmation on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Consent and Confirmation may be delivered by facsimile transmission or electronic mail of the relevant signature pages hereof.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Consent and Confirmation to be duly executed and delivered as of the date first above written.

MICROSEMI CORPORATION, as Borrower

By:	/s/ John W. Hohener
Name: John W. Hohener
Title: Executive Vice President, Chief
Financial Officer, Treasurer and Secretary

MICROSEMI SOC CORP., as Subsidiary Guarantor

By:	/s/ Esam Elashmawi
Name: Esam Elashmawi
Title: President, Chief Financial Officer and Secretary

MICROSEMI CORP. – MASSACHUSETTS, as Subsidiary Guarantor

By:	/s/ John W. Hohener
Name: John W. Hohener
Title: Chief Financial Officer, Treasurer and Secretary

MICROSEMI CORP. – POWER PRODUCTS GROUP, as Subsidiary Guarantor

By:	/s/ John W. Hohener
Name: John W. Hohener
Title: Vice President, Chief Financial Officer, Treasurer and Secretary

MICROSEMI CORP. – ANALOG MIXED SIGNAL GROUP, as Subsidiary Guarantor

By:	/s/ John W. Hohener
Name: John W. Hohener
Title: Vice President, Chief Financial Officer, Treasurer and Secretary

MICROSEMI CORP. – RF INTEGRATED SOLUTIONS, as Subsidiary Guarantor

By:	/s/ Charles C. Leader
Name: Charles C. Leader
Title: President, Chief Executive Officer, Chief Financial Officer and Secretary

MICROSEMI CORP. – RF POWER PRODUCTS, as Subsidiary Guarantor

By:	/s/ Charles C. Leader
Name: Charles C. Leader
Title: President, Chief Executive Officer, Chief Financial Officer and Secretary

MICROSEMI CORP. – POWER MANAGEMENT GROUP, as Subsidiary Guarantor

By:	/s/ John W. Hohener
Name: John W. Hohener
Title: Vice President, Chief Financial Officer, Treasurer and Secretary

MICROSEMI CORP. – MEMORY AND STORAGE SOLUTIONS, as Subsidiary Guarantor

By:	/s/ John W. Hohener
Name: John W. Hohener
Title: Vice President, Treasurer and Secretary

MICROSEMI SEMICONDUCTOR (U.S.) INC., as Subsidiary Guarantor

By:	/s/ John W. Hohener
Name: John W. Hohener
Title: Chief Financial Officer and Corporate Secretary

MICROSEMI FREQUENCY AND TIME CORPORATION, as Subsidiary Guarantor

By:	/s/ John W. Hohener
Name: John W. Hohener
Title: Secretary